Exhibit 99.8

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

Switchback II Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott McNeill and Jim Mutrie (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the Class A Ordinary Shares or Class B Ordinary Shares of Switchback II Corporation (the “Company” or “Switchback”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of the Company to be held on                 , 2021 at                  Eastern Time via live webcast at                 , and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1A, 1B, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G, 3H, 3I, 4, 5, 6 AND 7 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example	SWITCHBACK II CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1A, 1B, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G, 3H, 3I, 4, 5, 6 AND 7.

The Business Combination Proposals – To consider and separately vote upon the following proposals 1A and 1B to approve the Business Combination (as defined below) and approve and adopt the Business Combination Agreement, dated as of May 11, 2021 (the “Business Combination Agreement”), by and among Switchback, Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback (“Merger Sub”), Bird Rides, Inc., a Delaware corporation (“Bird”), and Bird Global, Inc., a Delaware corporation and wholly owned direct subsidiary of Bird (“Bird Holdings”), pursuant to which the Business Combination will be effected in two steps.

(1A)	The Domestication Merger Proposal – To consider and vote upon a proposal to approve the reincorporation of Switchback to the State of Delaware by merging with and into Bird Holdings (the “Domestication Merger”), with Bird Holdings surviving the Domestication Merger as a publicly traded entity (such surviving entity, “New Bird” and the time at which the Domestication Merger becomes effective, the “Domestication Merger Effective Time”) and becoming the sole owner of Merger Sub (the “Domestication Merger Proposal”), and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(1B)	The Acquisition Merger Proposal – To consider and vote upon a proposal to approve the merger, on the business day following the closing of the Domestication Merger (the “Acquisition Closing Date”), of Merger Sub with and into Bird (the “Acquisition Merger” and, together with the Domestication Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Bird surviving the Acquisition Merger as a wholly owned subsidiary of New Bird (the “Acquisition Merger Proposal” and, together with the Domestication Merger Proposal, the “Business Combination Proposals”). Each of the Business Combination Proposals, the Organizational Documents Proposal, the NYSE Proposal, the 2021 Plan Proposal and the ESPP Proposal (each as defined herein, and collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Organizational Documents Proposal – To consider and vote upon a proposal to approve the proposed certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of New Bird, which, if approved, would take effect at the Domestication Merger Effective Time (such proposal, the “Organizational Documents Proposal”). The Organizational Documents Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Advisory Organizational Documents Proposal – To consider and separately vote upon the following proposals 3A, 3B, 3C, 3D, 3E, 3F, 3G, 3H and 3I to approve certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”).

(3A)	The Authorized Shares Proposal – To consider and vote upon a proposal to approve and adopt an amendment to Switchback’s Amended and Restated Memorandum and Articles of Association, (the “Existing Organizational Documents”), to authorize the change in the authorized share capital of Switchback from (a) 500,000,000 Class A ordinary shares, par value $0.0001 per share, of Switchback (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value $0.0001, of Switchback (the “Class B Ordinary Shares”) and 5,000,000 Switchback preference shares, par value $0.0001 per share (the “Switchback Preference Shares”) to (b) shares of Class A common stock, par value $0.0001, of New Bird (the “New Bird Class A Common Stock”), shares of Class B common stock, par value $0.0001 per share, of New Bird (the “New Bird Class B Common Stock”), shares of Class X Common Stock, par value $0.0001, of New Bird (the “New Bird Class X Common Stock”) and shares of preferred stock, par value $0.0001 per share, of New Bird (the “New Bird Preferred Stock”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3B)	The Voting Power Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents, providing that holders of New Bird Class A Common Stock will be entitled to cast one vote per share, and holders of New Bird Class X Common Stock will be entitled to cast 20 votes per share on each matter properly submitted to the stockholders entitled to vote, until the earlier of (such date, the “Sunset Date”) (a) the date Travis VanderZanden is neither a senior executive officer nor a director of New Bird or (b) the date on which the holders of New Bird Class X Common Stock as of the effective time of the Acquisition Merger (the “Acquisition Merger Effective Time”) have sold more than 75% of their shares, other than certain permitted transfers specified in the Proposed Certificate of Incorporation. Upon the occurrence of such event, each New Bird Class X Common Stock will automatically convert into one share of New Bird Class A Common Stock. Additionally, shares of New Bird Class X Common Stock will automatically convert into shares of New Bird Class A Common Stock upon a transfer of the New Bird Class X Common Stock, other than certain permitted transfers specified in the Proposed Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3C)	The Director Removal Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any New Bird Preferred Stock, (a) until the Sunset Date, directors on the board of directors of New Bird (the “New Bird Board”) may be removed from office with or without cause and (b) following the Sunset Date, directors on the New Bird Board may only be removed for cause, in each case, by the affirmative vote of the holders of at least a majority of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3D)	The Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents requiring the affirmative vote of at least two-thirds of the voting power of the outstanding shares to (a) adopt, amend or repeal the Proposed Bylaws, and to (b) amend, alter, repeal or rescind Articles V(B), VI, VII, VIII, IX, X, XI and XII of the Proposed Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3E)	The Exclusive Forum Provision Proposal – To consider and vote upon a proposal to approve and adopt a provision of the Proposed Certificate of Incorporation to authorize adopting the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof, as the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action, suit or proceeding brought on behalf of New Bird; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of New Bird to New Bird or to New Bird’s stockholders; (c) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or the Proposed Bylaws or Proposed Certificate of Incorporation (as either may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery; and (e) any action, suit or proceeding asserting a claim against New Bird or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately precedent sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Such exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless New Bird consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3F)	The Action by Written Consent of Stockholders Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any New Bird Preferred Stock then-outstanding, any action required or permitted to be taken by New Bird’s stockholders (a) may be effected by written consent of the stockholders until the Sunset Date, and (b) following the Sunset Date, must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3G)	The Corporate Name Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents changing the name of the company to “Bird Global, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3H)	The Perpetual Existence Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents making New Bird’s corporate existence perpetual.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3I)	The Provisions Related to Status as a Blank Check Company Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents removing provisions related to Switchback’s status as a blank check company, which will no longer apply upon consummation of the Business Combination, as Switchback will cease to be a blank check company at such time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance of up to an aggregate of 232,363,422 shares of New Bird Class A Common Stock and 37,636,578 shares of New Bird Class X Common Stock in connection with the Acquisition Merger and (b) the issuance and sale of 16,000,000 shares of New Bird Class A Common Stock in a private offering of securities to certain investors in connection with the Acquisition Merger, which will occur substantially concurrently with, and is contingent upon, the consummation of the Acquisition Merger (the “NYSE Proposal”). The NYSE Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The 2021 Plan Proposal – To consider and vote upon a proposal to approve and adopt the Bird Global, Inc. 2021 Incentive Award Plan and material terms thereunder (the “2021 Plan Proposal”). The 2021 Plan Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The ESPP Proposal – To consider and vote upon a proposal to approve and adopt the Bird Global, Inc. 2021 Employee Stock Purchase Plan and material terms thereunder (the “ESPP Proposal”). The ESPP Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposals, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the NYSE Proposal, the 2021 Plan Proposal or the ESPP Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature

(Signature If Held Jointly)

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1A, 1B, 2, 3A, 3B, 3C, 3D, 3E, 3F, 3G, 3H, 3I, 4, 5, 6 AND 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.